UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 15, 2012

Date of report (Date of earliest event reported)

TTM TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-31285	91-1033443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1665 SCENIC AVENUE, SUITE 250 COSTA MESA, CALIFORNIA	92626
(Address of Principal Executive Offices)	(Zip Code)

(714) 327-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

We are filing this Current Report on Form 8-K in connection with the disclosure of textual information from a slide show presentation given at the UBS Global Technology Conference on November 15, 2012. A copy of this slide show presentation is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

The information included with this Current Report (including the exhibit) will be available at our website located at www.ttmtech.com, although we reserve the right to discontinue that availability at any time.

The information in this Report includes references to “Adjusted EBITDA.” Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization and asset impairment. We present adjusted EBITDA to enhance the understanding of our operating results. Adjusted EBITDA is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Slides presented at the UBS Global Technology Conference on November 15, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: November 15, 2012	By:	/s/ Steven W. Richards
Steven W. Richards
Chief Financial Officer